Exhibit 99.1

Contact:

Andrew Hartley	Victoria Hofstad
Octel Corp. Investor Relations	Citigate Sard Verbinnen
011-44-161-498-8889	1-212-687-8080

Octel Corp. Reports Second Quarter 2005 Earnings

NEWARK, DELAWARE, 2005 - Octel Corp. (NYSE: OTL) today announced its earnings for the second quarter ended June 30, 2005.

Summary

Second Quarter 2005

•	Second quarter 2005 net loss after TEL business goodwill impairment and restructure costs was $(104.8) million, or $(8.46) per diluted share, compared with net income of $3.2 million, or $0.25 per diluted share, for the second quarter 2004.

•	TEL business goodwill impairment was a charge of $(101.9) million, or $(8.23) per diluted share, for the quarter compared with $(16.0) million or $(0.12) per diluted share for the same period in 2004.

•	Restructuring charges were $(12.1) million or $(0.98) per diluted share, for the quarter compared with $(1.8) million or $(0.14) per diluted share for the corresponding period in 2004.

Half year 2005 Results

•	The first half year net loss after TEL Goodwill impairment and restructure costs was $(107.2) million or $(8.65) per diluted share, compared with net income of $10.4 million or $0.80 per diluted share for the same period in 2004.

•	TEL Business goodwill impairment was a charge of $(116.7) million or $(9.42) per diluted share for the first six months, compared with $(19.4) million or $(1.49) per diluted share for the same period in last year

•	Restructuring charges were $(14.5) million or $(1.17) per diluted share for the half year, compared with $(4.3) million or $(0.33) per diluted share for the corresponding period.

•	Petroleum Specialties operating income was $6.8 million in the first half of 2005 which represents a 21% growth over the same period in 2004.

•	Performance Chemicals operating income was $1.8 million, $2.1 million better than the first half of 2004.

Octel Corp. Reports Second Quarter 2005 Results	page 2 of 7

Paul Jennings, President and Chief Executive Officer, commented, “The results for the second quarter were dominated by the loss of a major TEL customer who has decided to discontinue the use of this product. We have acted quickly to counter the financial effects of this customer loss. This is demonstrated by the restructuring of the corporate cost base, the streamlining of the executive structure and the centralisation of Research and Technology activities. I am pleased with the progress we are making towards becoming a Specialty Chemical company. This is clearly demonstrated by the strong sales growth in Petroleum Specialties (23% year to date). Performance Chemicals also demonstrates good sales growth mainly resulting from the recent acquisitions. Our plan for the remainder of 2005 is to establish a fit for purpose cost structure, leverage the growth potential of the Specialty Chemical businesses and deliver sustainable performance in all our existing businesses.”

Global Earnings and Cash Flow

The first half year net loss of $(107.2) million or $(8.65) per diluted share, compared with a net profit of $10.4 million or $0.80 per diluted share for the same period last year.

The loss of $(107.2) million incorporated a non cash impact of $(116.7) million of charges relating to the impairment of TEL goodwill.

Cash flow from operating activities was a $(3.6) million outflow for the first half 2005. This compares to a positive cash flow of $36.4 million for the comparative period last year. The primary causes of the decline in cash generation are the lower cash income, the timing of tax payments and the strategic build up of TEL inventory to accommodate the accelerated reduction in TEL manufacturing capacity to ensure an ongoing effective cost base.

Strategic Business Unit Performance (SBU)

On May 24 2005 Octel issued a press release which indicated the likely loss of a major customer in our TEL Business. The quarter 2 2005 results now fully recognise the loss of this TEL customer.

TEL (tetraethyl lead) sales for the second quarter were $52.0 million, which represents a (30)% decline on the same period 2004. TEL sales for the first half 2005 were $104.3 million which is (19)% lower than the corresponding period in 2004. TEL operating income, before impairment for the second quarter was $20.3 million, which represents a (43)% decline from the same period last year. TEL operating income for the first half year was $41.6 million, which is (27)% lower than the corresponding period in 2004.

This decline in sales and operating income is primarily driven by the loss of a major customer as previously announced in our press release dated May 24, 2005.

Petroleum Specialties reported a 24% further acceleration in sales growth for the second quarter 2005 at $46.1 million and a year to date sales growth of 23% at $98.3 million. Operating income at $2.5 million represents a 14% growth in the second quarter and a 21% growth for the first half 2005 at $6.8 million, fuelled by the growth in sales.

Performance Chemicals operating profit for the first half year 2005 at $1.8 million, which represents a $2.1 million improvement from the prior year. Sales at $31.0 million represented a 250+% growth for the second quarter versus the same period last year and for the first half year 2005. This was due to the Leuna Polymer, Aroma & Fine Chemicals and Finetex acquisitions. The operating loss of $(0.4) million in the second quarter resulted primarily from non cash acquisition amortization expenses of $(0.4) million.

Performance Chemicals results have been reclassified for all periods to include R&D costs previously reported in corporate costs.

Octel Corp. Reports Second Quarter 2005 Results	page 3 of 7

Corporate costs quarter to quarter in 2005 are 22% lower at $7.6 million. This represents a 5% reduction in the second quarter for the corresponding period 2004. The first half 2005 represents an increase of $(3.8) million at $17.4 million as a consequence of the lower level of pension credit, other pension related costs and the costs of the special investigation undertaken in the first quarter 2005.

Restructuring Charge

A charge of $(12.1) million was recognized in the second quarter 2005 primarily as a result of increased pension liabilities arising from restructuring, the settlement related to the former CEO, the centralisation of R &T activities and corporate executive streamlining. Restructuring charges will continue through the rest of 2005 and into 2006, requiring further charges associated with the corporate cost structure in the region of ($(2.0) million) and the resizing of the TEL manufacturing facility in the region of ($(3.0) million).

TEL Goodwill Impairment

As previously highlighted, a non cash goodwill impairment charge continues to be a regular feature of the results. However, in our May 24, 2005 press release we anticipated the possibility of one of our major customers exiting the TEL market earlier than expected. Regrettably, recent events have led us to conclude that there will be no further TEL sales to this customer. This has significantly reduced the expected future cash flows of the TEL business and as a result we recognized a larger than usual charge of $(101.9) million in the second quarter 2005. This results in a total goodwill impairment in the first half 2005 of $(116.7) million.

Liquidity and Financial Condition

The potential loss of a major TEL customer was communicated in the 8K published on May 24, 2005. This customer loss has now materialised in Quarter 2, 2005 which has required the company to review its current and projected operational flexibility and liquidity. The Company was in compliance with all financial covenant arrangements as at June 30, 2005 and is forecast to be in compliance with these arrangements throughout 2005. The current financial covenant arrangements, which are currently in place until mid 2007, do not expressly provide that the loss of a major customer is a Material Adverse Event, however the possibility exists that the Majority Lenders could take that position. As a result the company has initiated discussions with its senior lenders to review the bank debt repayment schedule and covenants to appropriately establish financing arrangements, which are aligned to Octel as a Specialty Chemicals company. We expect these discussions to be finalised during Quarter 3, 2005.

Octel Corp. Reports Second Quarter 2005 Results	page 4 of 7

Octel Corp., a Delaware corporation, is a global chemical company specializing in high performance fuel additives and special and effect chemicals. The company’s strategy is to manage profitably and responsibly the decline in world demand for its major product – tetraethyl lead (TEL) in gasoline – through competitive differentiation and stringent product stewardship, to expand its Specialty Chemicals business organically through product innovation and focus on customer needs, and to seek synergistic growth opportunities through joint venture, alliances, collaborative arrangements and acquisitions.

Certain of the statements made herein constitute forward-looking statements. Generally, the words “believe”, “expect”, “intend”, “estimate”, “project”, “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. All statements which address operating performance, events or developments that we expect or anticipate will occur in the future – including statements relating to volume growth, share of sales or earnings per share growth, and statements expressing general optimism about future operating results—are forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company’s historical experience and our present expectations or projections. As and when made, management believes that these forward-looking statements are reasonable. However, caution should be taken not to place undue reliance on such forward-looking statements since such statements speak only as of the date when made. Although we believe that our expectations are based on reasonable assumptions within the bounds of our knowledge of our business and operations, moreover, there can be no assurance that actual results will not differ materially from our expectations. Among the risk factors which could cause actual results to differ materially from expectations are the risks and uncertainties discussed in the annual report on Form 10-K and those described from time to time in the Company’s other filings with the SEC. These include, without limitation, the timing of orders received from customers, the gain or loss of significant customers, competition from other manufacturers and changes in the demand for our products, including the rate of decline in demand for TEL, and business and legal risks inherent in non-US activities, including political and economic uncertainty, import and export limitations and market risks related to changes in interest rates and foreign exchange rates, successful completion of planned disposals, material fines or other penalties resulting from its voluntary disclosure to OFAC, and the existence and impact of any deficiencies or material weaknesses or remedial actions taken by the Company in respect of a potential violation of the Code of Ethics by the Chief Executive Officer which may have resulted in a potential violation of certain laws and regulations by the Chief Executive Officer and the Company, and compliance with Section 404 of the Sarbanes-Oxley Act of 2002. In addition, increases in the cost of product, changes in the market in general and significant changes in new product introduction could result in actual results varying from expectations. Should one or more of these risks materialize (or the consequences if such development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those expected. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Octel Corp. Reports Second Quarter 2005 Results	page 5 of 7

Schedule 1

OCTEL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004
	(millions of dollars except per share data)
Net sales	$129.1	$120.4	$265.7	$225.9
Cost of goods sold	(82.4)	(63.1)	(167.8)	(124.5)

Gross profit	46.7	57.3	97.9	101.4

Selling, general and admin.	(25.7)	(22.3)	(52.5)	(43.0)
Research and development	(3.1)	(2.5)	(6.3)	(5.0)
Restructuring charge	(12.1)	(1.8)	(14.5)	(4.3)
Amortization of intangible assets	(3.1)	(2.6)	(6.3)	(5.0)
Impairment of TEL business goodwill	(101.9)	(16.0)	(116.7)	(19.4)
Other net (expenses) / income	(3.0)	1.6	0.3	3.7
Interest expense (net)	(1.9)	(1.3)	(3.6)	(2.5)

Total	(150.8)	(44.9)	(199.6)	(75.5)

(Loss) / income before income taxes and minority interest	(104.1)	12.4	(101.7)	25.9
Minority interest	—	(0.9)	—	(1.9)
Income taxes	(0.7)	(8.6)	(5.5)	(12.8)

(Loss) / income from continuing operations	(104.8)	2.9	(107.2)	11.2
Discontinued operations, net of tax	—	0.3	—	(0.8)

Net (loss) / income	$(104.8)	$3.2	$(107.2)	$10.4

(Loss) / earnings per share
Basic	$(8.46)	$0.26	$(8.65)	$0.85
Diluted	$(8.46)	$0.25	$(8.65)	$0.80

Weighted average shares outstanding in thousands	12,389	12,405	12,387	12,291
Basic
Diluted	12,389	13,053	12,387	13,008

ANALYSIS OF BUSINESS UNIT RESULTS

	2005	2004	2005	2004
	(millions of dollars)
Net sales
TEL	$52.0	$74.8	$104.3	$128.5
Petroleum Specialties	46.1	37.2	98.3	79.9
Performance Chemicals	31.0	8.4	63.1	17.5

Total	129.1	120.4	265.7	225.9

Gross profit
TEL	26.8	42.1	54.4	69.4
Petroleum Specialties	14.7	12.9	31.2	27.4
Performance Chemicals	5.2	2.3	12.3	4.6

Total	46.7	57.3	97.9	101.4

Operating income
TEL	20.3	35.5	41.6	56.7
Petroleum Specialties	2.5	2.2	6.8	5.6
Performance Chemicals*	(0.4)	0.2	1.8	(0.3)

Total SBU Operating income	22.4	37.9	50.2	62.0

Corporate costs*	(7.6)	(8.0)	(17.4)	(13.6)
Restructuring charge	(12.1)	(1.8)	(14.5)	(4.3)
Impairment of TEL business goodwill	(101.9)	(16.0)	(116.7)	(19.4)
Other net (expenses) / income	(3.0)	1.6	0.3	3.7
Interest expense (net)	(1.9)	(1.3)	(3.6)	(2.5)

(Loss) / income before income taxes and minority interest	$(104.1)	$12.4	$(101.7)	$25.9

*	Certain research and development activities which were previously included within corporate costs have been reallocated to the Performance Chemicals strategic business unit. The 2004 comparatives reflect this change.

Octel Corp. Reports Second Quarter 2005 Results	page 6 of 7

Schedule 2

OCTEL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30 2005	December 31 2004
	(millions of dollars)
Assets
Current assets
Cash and cash equivalents	$28.0	$33.3
Restricted cash*	2.3	—
Accounts receivable, less allowance of $3.0 (2004 - $ 4.0)	72.4	84.4
Inventories	96.5	76.9
Prepaid expenses	8.4	5.0

Total current assets	207.6	199.6

Restricted cash*	2.2	4.8
Net property, plant and equipment	72.1	71.8
Goodwill	219.2	332.2
Intangible assets	49.5	48.6
Prepaid pension cost	118.6	122.9
Deferred finance costs	0.8	1.4
Other assets	8.2	9.3

	$678.2	$790.6

Liabilities and Stockholders’ Equity
Short term borrowings	$32.5	$30.2
Current portion of plant closure provisions	10.3	10.0
Current portion of deferred income	2.0	2.0
Other current liabilities	100.6	127.2
Plant closure provisions	20.8	18.6
Deferred income taxes	45.2	44.4
Deferred income	3.7	4.4
Long-term debt	112.4	94.1
Other liabilities	16.8	13.7
Minority interest	0.2	0.2
Total Stockholders’ Equity	333.7	445.8

	$678.2	$790.6

*	As part of the consideration for Aroma & Fine Chemicals the Company issued the vendors with £2.5m ($4.5m) of loan notes. Under the terms of the agreement the loan notes have been secured by an equal amount of restricted cash in escrow. The loan notes are due to be paid in two equal tranches in January and September 2006.

Octel Corp. Reports Second Quarter 2005 Results	page 7 of 7

Schedule 3

OCTEL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30
	2005	2004
	(millions of dollars)
Cash Flows from Operating Activities

Net (loss) / income	$(107.2)	$10.4
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	13.7	10.9
Impairment of TEL business goodwill	116.7	19.4
Deferred income taxes	(1.8)	0.4
Changes in working capital	(20.4)	(6.8)
Income taxes and other current liabilities	(14.3)	5.7
Movement in plant closure provisions	1.9	(1.0)
Movement in pension prepayment	4.3	(3.5)
Movements in other non-current liabilities	2.7	0.7
Other	0.8	0.2

Net cash (used in) / provided by operating activities	(3.6)	36.4

Cash Flows from Investing Activities

Capital expenditures	(5.1)	(2.1)
Business combinations, net of cash acquired	(21.8)	(4.2)
Other	—	0.2

Net cash used in investing activities	(26.9)	(6.1)

Cash Flows from Financing Activities

Net increase in borrowings	20.9	2.1
Dividends paid	(0.9)	(0.7)
Issue of treasury stock	1.1	4.7
Repurchase of common stock	(1.5)	(1.5)
Minority interest	0.1	0.1
Refinancing costs	—	(2.4)

Net cash provided by financing activities	19.7	2.3
Effect of exchange rate changes on cash	5.5	(0.4)

Net change in cash and cash equivalents	(5.3)	32.2

Cash and cash equivalents at beginning of period	33.3	46.1

Cash and cash equivalents at end of period	$28.0	$78.3